INTEGER HOLDINGS CORPORATION
2026 OMNIBUS INCENTIVE PLAN
RSU AGREEMENT FOR NON-EMPLOYEE DIRECTORS

The Participant has been granted an Award (the “Award”) of Restricted Stock Units (“RSUs”) pursuant to the Integer Holdings Corporation 2026 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”), and this RSU Agreement (this “Agreement”), dated as indicated in Appendix A (the “Grant Date”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning set forth in the Plan.
1.Issuance of Shares. Each RSU shall represent the right to receive one Share upon the vesting of such RSU, as determined in accordance with and subject to the terms of this Agreement and the Plan. The number of RSUs is set forth in Appendix A.
2.Vesting Dates. Subject to Section 3, the Award shall vest on the dates set forth in Appendix A. For purposes of this Agreement, “Vesting Date” means each applicable vesting date set forth in Appendix A or, if earlier, an accelerated vesting date upon Termination of Service in accordance with Section 3.
3.Termination of Service; Change in Control. In the event of a Termination of Service or Change in Control, the RSUs will be treated in accordance with Section 12 of the Plan. Notwithstanding any contrary provision of this Agreement, the balance of the RSUs that have not vested pursuant to Section 2 or this Section 3 will be automatically forfeited as of the date that the Participant’s services as a Director terminate for any reason.
4.Voting Rights. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying the RSUs.
5.Dividend Equivalents. If a dividend is declared on Shares during the period commencing on the Grant Date and ending on the date on which the Shares underlying the RSUs are distributed to the Participant pursuant to this Agreement, the Participant shall be eligible to receive an amount equal to the dividend that the Participant would have received had the Shares underlying the RSUs been held by the Participant as of the record date for such dividend (a “Dividend Equivalent”). Such Dividend Equivalent will be subject to the same vesting conditions as the original RSU granted under this Agreement. Each Dividend Equivalent will be settled in cash as soon as reasonably practicable (and in no event later than 60 days) after the applicable Vesting Date of the corresponding RSUs. For clarity, no Dividend Equivalent will be paid with respect to any RSUs that are forfeited.
6.Distribution of Shares. Subject to the provisions of this Agreement, upon the Vesting Date of any of the RSUs, the Company shall deliver to the Participant, as soon as reasonably practicable (and in no event later than 60 days) after the applicable Vesting Date, one Share for each such RSU. Upon the delivery of Shares, such Shares shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws and any applicable Company policy.

7.Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Shares acquired upon settlement of the Award and the receipt of any dividends and/or Dividend Equivalents; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result.
8.Cancellation/Clawback. The Participant hereby acknowledges and agrees that the Participant and the Award are subject to the terms and conditions of Section 18 (Cancellation or “Clawback” of Awards) of the Plan.
9.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
10.Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:
If to the Company:
Integer Holdings Corporation
Corporate Secretary, Integer Holdings Corporation
5830 Granite Parkway, Suite 1150, Plano, Texas 75024
Attention: General Counsel
If to the Participant, to the address of the Participant on file with the Company.
11.No Right to Continued Service. The grant of the Award shall not be construed as giving the Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate.
12.No Right to Future Awards. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

13.Transfer of RSUs. Except as may be permitted by the Committee, neither the Award nor any right under the Award shall be assignable, alienable, saleable or transferable by the Participant other than (a) by will or pursuant to the laws of descent and distribution or (b) by order of any court of competent jurisdiction, including with respect to any domestic relations order or divorce decree. This provision shall not apply to any portion of the Award that has been fully settled and shall not preclude forfeiture of any portion of the Award in accordance with the terms herein.
14.Entire Agreement. This Agreement, the Plan and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
15.Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.
16.Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.
17.Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
18.Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective Beneficiaries, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective Beneficiaries, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
19.Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s employment with the Company.
20.Governing Law; Venue. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive venue of the courts of Collin County, Texas, or the federal courts for the United States for the Eastern District of Texas, and no other courts.
21.Imposition of other Requirements and Participant Undertaking. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares to be issued upon settlement of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the RSU pursuant to this Agreement.
22.References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or Beneficiaries without regard to whether specific reference to such legal representative or Beneficiaries is contained in a particular provision of this Agreement.

Acceptance, Acknowledgment and Receipt

By accepting this Agreement, I, the Participant, hereby:

●acknowledge and confirm my consent to receive electronically this Agreement, the Plan and any other Plan documents or other related communications that the Company wishes or is required to deliver;

●acknowledge that a copy of the Plan and the related Plan documents were made available to me;

●agree that the electronic acceptance of this Agreement constitutes a legally binding acceptance of this Agreement, and that the electronic acceptance of this Agreement shall have the same force and effect as if this Agreement was physically signed; and

●agree to be bound by the terms of this Agreement, including any Appendices attached hereto, and the Plan.

I acknowledge and agree that, if I have not accepted this Agreement within 75 days following the Grant Date, this Award will be forfeited in its entirety and I will not receive any compensation with respect to this Award.

Appendix A
PARTICIPANT:        #Participant Name#

Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning set forth in the Integer Holdings Corporation 2026 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”).

The Participant has been granted an Award of RSUs under the Plan, subject to the terms and conditions of the Plan and the Agreement.

Date of Grant:         #Grant Date#

Grant Number:         #Client Grant ID#

Number of RSUs:         #Number of Awards Granted#

Vesting Schedule:         #Vesting Schedule (Dates & Quantities)#
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